Exhibit 99

Acadia Healthcare Reports Fourth Quarter Adjusted EPS of $0.19

Revenue Increases 52% Including 10.9% Growth in Same Facility Revenue

Reports Full-year 2012 Adjusted EPS of $0.66

Establishes Earnings Guidance for 2013 in Range of $0.96 to $1.00

FRANKLIN, Tenn.--(BUSINESS WIRE)--February 20, 2013--Acadia Healthcare Company, Inc. (NASDAQ: ACHC) today announced financial results for the fourth quarter and year ended December 31, 2012. Revenue increased 51.6% for the fourth quarter of 2012 to $114.3 million from $75.4 million for the fourth quarter of 2011. Income from continuing operations was $4.5 million, or $0.10 per diluted share, for the fourth quarter of 2012 compared with a loss from continuing operations of $14.8 million, or $0.67 per share, for the fourth quarter of 2011. Adjusted income from continuing operations increased 67.1% to $8.1 million for the fourth quarter of 2012 from $4.8 million for the fourth quarter of 2011. The adjusted results for the fourth quarter of 2012 exclude transaction related expenses of $6.0 million and for the fourth quarter of 2011 exclude transaction related expenses and sponsor management fees of $31.2 million. Adjusted income from continuing operations per diluted share decreased 13.6% to $0.19 for the fourth quarter of 2012 from $0.22 for the fourth quarter of 2011, which reflected a 97.5% increase in weighted average shares outstanding for the comparable quarters, primarily due to Acadia’s public equity offerings in December 2011, May 2012 and December 2012. A reconciliation of all GAAP and non-GAAP financial results in this release is on pages 8 and 9.

Revenue for the year ended December 31, 2012 was $407.5 million, an 88.2% increase from $216.5 million for 2011. Income from continuing operations was $20.5 million, or $0.53 per diluted share, for 2012, compared with a loss from continuing operations of $33.2 million, or $1.77 per diluted share, for 2011. Adjusted income from continuing operations for 2012 was $25.6 million, or $0.66 per diluted share, excluding transaction-related expenses totaling $8.1 million, compared with $5.0 million, or $0.27 per diluted share, excluding transaction-related expenses and sponsor management fees totaling $42.9 million, for 2011.

“Acadia produced strong growth in revenue and profit margins for the fourth quarter of 2012,” commented Joey Jacobs, Chairman and Chief Executive Officer of Acadia. “Our revenue growth was driven by the expansion of inpatient beds during the year through the addition of new facilities and through the addition of approximately 300 beds to existing facilities. We completed 2012 with 42 facilities and over 3,100 beds compared with approximately 2,000 beds in 29 facilities at the end of 2011. This growth included the acquisition of eight facilities with over 600 beds completed on December 31, 2012.

“Double-digit same facility revenue growth of 10.9% for the fourth quarter reflected the addition of beds to existing facilities and the impact of other programs we implement in each facility to generate revenue growth, which resulted in an 8.9% increase in patient days for the quarter. The growth in patient days, combined with a 1.8% rise in revenue per patient day, drove increased operating leverage for the quarter. This leverage, together with our focus on productivity and efficiency, produced a same facility EBITDA margin of 26.9% for the fourth quarter, a 690 basis point improvement over the fourth quarter of 2011. Adjusted consolidated EBITDA more than doubled for the comparable quarters to $24.3 million, or 21.3% of consolidated revenue, for the fourth quarter of 2012 from $11.4 million, or 15.1% of consolidated revenue, for the fourth quarter of 2011.

“Acadia completed 2012 well positioned to fund its growth strategies for 2013. Net cash flow from continuing operations was $10.6 million for the fourth quarter and $34.3 million for 2012, while capital expenditures for the year totaled $27.6 million. In addition, we completed 2012 with cash and cash equivalents of $49.4 million and availability under our revolving credit facility of approximately $100 million. The Company’s ratio of total debt to trailing 12 months adjusted EBITDA at December 31, 2012 was 3.9.”

Acadia today established its guidance for 2013 earnings per diluted share in a range of $0.96 to $1.00 reflecting growth of 45% to 52% over 2012. In addition, Acadia’s guidance for earnings per diluted share for the first quarter of 2013 is $0.19 to $0.20. The Company’s guidance does not include the impact of any future acquisitions.

Acadia will hold a conference call to discuss its second quarter financial results at 9:00 a.m. Eastern Time on Thursday, February 21, 2013. A live webcast of the conference call will be available at www.acadiahealthcare.com in the “Investors” section of the website or at www.earnings.com. The webcast of the conference call will be available through March 7, 2013.

Risk Factors

This news release contains forward-looking statements. Generally words such as “may,” “will,” “should,” “could,” “anticipate,” “expect,” “intend,” “estimate,” “plan,” “continue,” and “believe” or the negative of or other variation on these and other similar expressions identify forward-looking statements. These forward-looking statements are made only as of the date of this news release. We do not undertake to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements are based on current expectations and involve risks and uncertainties and our future results could differ significantly from those expressed or implied by our forward-looking statements. Factors that may cause actual results to differ materially include, without limitation, (i) Acadia’s ability to complete acquisitions and successfully integrate the operations of the acquired facilities; (ii) Acadia’s ability to add beds, expand services, enhance marketing programs and improve efficiencies at its facilities; (iii) potential reductions in payments received by Acadia from the government and third-party payors; (iv) the risk that Acadia may not generate sufficient cash from operations to service its debt and meet its working capital and capital expenditure requirements; and (v) potential operating difficulties, client preferences, changes in competition and general economic or industry conditions that may prevent Acadia from realizing the expected benefits of its business strategy. These factors and others are more fully described in Acadia’s periodic reports and other filings with the SEC.

About Acadia

Acadia is a provider of inpatient behavioral healthcare services. Acadia operates a network of 44 behavioral health facilities with over 3,400 licensed beds in 21 states. Acadia provides psychiatric and chemical dependency services to its patients in a variety of settings, including inpatient psychiatric hospitals, residential treatment centers, outpatient clinics and therapeutic school-based programs.

Acadia Healthcare Company, Inc.
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
	(in thousands, except per share amounts)

Revenue before provision for doubtful accounts	$115,212	$76,907	$413,850	$219,704
Provision for doubtful accounts	(960)	(1,552)	(6,389)	(3,206)
Revenue	114,252	75,355	407,461	216,498

Salaries, wages and benefits (including equity-based compensation expense of $576, $(2,523), $2,267 and $17,320, respectively)	66,049	44,451	239,639	152,609
Professional fees	5,498	3,878	19,019	8,896
Supplies	5,348	3,704	19,496	11,349
Rents and leases	1,594	2,000	7,838	5,576
Other operating expenses	12,009	7,411	42,777	20,171
Depreciation and amortization	2,650	1,170	7,982	4,278
Interest expense, net	7,583	5,048	29,769	9,191
Sponsor management fees	-	212	-	1,347
Transaction-related expenses	6,015	30,952	8,112	41,547
Total expenses	106,746	98,826	374,632	254,964
Income (loss) from continuing operations before income taxes	7,506	(23,471)	32,829	(38,466)
Provision for (benefit from) income taxes	3,018	(8,698)	12,325	(5,272)
Income (loss) from continuing operations	4,488	(14,773)	20,504	(33,194)
Loss from discontinued operations, net of income taxes	(123)	(1,136)	(101)	(1,698)
Net income (loss)	$4,365	$(15,909)	$20,403	$(34,892)

Basic earnings (loss) per share:
Income (loss) from continuing operations	$0.10	$(0.67)	$0.53	$(1.77)
Loss from discontinued operations	-	(0.05)	-	(0.09)
Net income (loss)	$0.10	$(0.72)	$0.53	$(1.86)

Diluted earnings (loss) per share:
Income (loss) from continuing operations	$0.10	$(0.67)	$0.53	$(1.77)
Loss from discontinued operations	-	(0.05)	-	(0.09)
Net income (loss)	$0.10	$(0.72)	$0.53	$(1.86)

Weighted-average shares outstanding:
Basic	43,436	22,128	38,477	18,757
Diluted	43,701	22,128	38,696	18,757

Acadia Healthcare Company, Inc.
Consolidated Balance Sheets
(Unaudited)

	December 31,
	2012	2011
	(In thousands)

ASSETS
Current assets:
Cash and cash equivalents	$49,399	$61,118
Accounts receivable, net of allowances for doubtful accounts of $7,484 and $2,424, respectively	63,870	35,127
Deferred tax assets	11,380	6,239
Other current assets	16,332	10,121
Total current assets	140,981	112,605
Property and equipment, net	236,942	82,972
Goodwill	557,402	186,815
Intangible assets, net	15,988	8,232
Deferred tax asset - noncurrent	-	6,006
Other assets	32,100	16,366
Total assets	$983,413	$412,996

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$7,680	$6,750
Accounts payable	19,081	8,642
Accrued salaries and benefits	28,749	16,195
Other accrued liabilities	16,341	9,081
Total current liabilities	71,851	40,668
Long-term debt	465,638	270,709
Deferred tax liabilities - noncurrent	998	-
Other liabilities	12,376	5,254
Total liabilities	550,863	316,631
Equity:
Common stock	499	321
Additional paid-in capital	456,228	140,624
Accumulated deficit	(24,177)	(44,580)
Total equity	432,550	96,365
Total liabilities and equity	$983,413	$412,996

Acadia Healthcare Company, Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Year Ended December 31,
	2012	2011	2010
	(In thousands)

Operating activities:
Net income (loss)	$20,403	$(34,892)	$6,210
Adjustments to reconcile net income (loss) to net cash provided by (used in) continuing operating activities:
Depreciation and amortization	7,982	4,278	976
Provision for doubtful accounts	6,389	3,206	2,239
Amortization of debt issuance costs	2,507	1,271	-
Equity-based compensation expense	2,267	17,320	-
Deferred income tax expense (benefit)	2,847	(6,442)	(145)
Other	(3)	(168)	-
Loss from discontinued operations, net of taxes	101	1,698	471
Change in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable	(16,733)	(4,881)	(2,174)
Other current assets	1,583	(1,625)	35
Other assets	637	(969)	-
Accounts payable and other accrued liabilities	485	3,326	541
Accrued salaries and benefits	5,142	(1,759)	187
Other liabilities	702	734	(250)
Net cash provided by (used in) continuing operating activities	34,309	(18,903)	8,090
Net cash (used in) provided by discontinued operating activities	(411)	(1,763)	105
Net cash provided by (used in) operating activities	33,898	(20,666)	8,195

Investing activities:
Cash paid for acquisitions, net of cash acquired	(443,473)	(206,379)	-
Cash paid for capital expenditures	(27,595)	(9,558)	(1,495)
Cash paid for real estate acquisitions	(53,159)	(8,706)	-
Other	(417)	(689)	-
Net cash used in continuing investing activities	(524,644)	(225,332)	(1,495)
Net cash used in discontinued investing activities	-	(238)	(3)
Net cash used in investing activities	(524,644)	(225,570)	(1,498)

Financing activities:
Borrowings on long-term debt	176,063	282,485	-
Principal payments on long-term debt	(6,000)	(5,063)	(275)
Repayment of long-term debt	-	(9,984)	-
Payment of debt issuance costs	(4,551)	(12,111)	-
Issuance of common stock	311,841	67,162	-
Proceeds from stock option exercises	960	38	-
Excess tax benefit from equity awards	714	-	-
Cash distribution paid to equity holders	-	(74,441)	-
Contribution from Holdings	-	51,029	-
Distributions to equity holders	-	(375)	(2,297)
Net cash provided by (used in) financing activities	479,027	298,740	(2,572)

Net (decrease) increase in cash and cash equivalents	(11,719)	52,504	4,125
Cash and cash equivalents at beginning of the period	61,118	8,614	4,489
Cash and cash equivalents at end of the period	$49,399	$61,118	$8,614

Effect of acquisitions:
Assets acquired, excluding cash	$482,891	$278,895	$-
Liabilities assumed	(44,982)	(27,464)	-
Deposits paid for acquisitions	11,684	-	-
Contingent consideration issued in connection with acquisition	(6,120)	-	-
Issuance of common stock in connection with acquisition	-	(44,025)	-
Issuance of replacement share-based awards in connection with acquisition	-	(1,027)	-
Cash paid for acquisitions, net of cash acquired	$443,473	$206,379	$-

Acadia Healthcare Company, Inc.
Operating Statistics
(Unaudited)
(Revenue in thousands)

	Three Months Ended December 31,			Year Ended December 31,
	2012	2011	% Change	2012	2011	% Change
Same Facility Results
Revenue	$83,537	$75,355	10.9%	$236,710	$216,498	9.3%
Patient Days	148,187	136,057	8.9%	432,715	395,783	9.3%
Admissions	5,369	4,511	19.0%	14,389	12,177	18.2%
Average Length of Stay (a)	27.6	30.2	-8.5%	30.1	32.5	-7.5%

Revenue per Patient Day	$564	$554	1.8%	$547	$547	0.0%
EBITDA margin	26.9%	20.0%	690 bps	24.1%	20.8%	330 bps

Total Facility Results
Revenue	$113,849	$75,355	51.1%	$406,718	$216,498	87.9%
Patient Days	188,179	136,057	38.3%	687,794	395,783	73.8%
Admissions	8,308	4,511	84.2%	30,216	12,177	148.1%
Average Length of Stay (a)	22.7	30.2	-24.9%	22.8	32.5	-30.0%

Revenue per Patient Day	$605	$554	9.2%	$591	$547	8.1%
EBITDA margin	26.7%	20.0%	670 bps	24.7%	20.8%	390 bps

(a) Average length of stay is defined as patient days divided by admissions.

Acadia Healthcare Company, Inc.
Reconciliation of Net Income (Loss) to Adjusted EBITDA
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
	(in thousands)

Net income (loss)	$4,365	$(15,909)	$20,403	$(34,892)
Loss (income) from discontinued operations	123	1,136	101	1,698
Provision for income taxes	3,018	(8,698)	12,325	(5,272)
Interest expense, net	7,583	5,048	29,769	9,191
Depreciation and amortization	2,650	1,170	7,982	4,278
EBITDA	17,739	(17,253)	70,580	(24,997)

Adjustments:
Equity-based compensation expense (a)	576	(2,523)	2,267	17,320
Transaction-related expenses (b)	6,015	30,952	8,112	41,547
Sponsor management fees (c)	-	212	-	1,347
Adjusted EBITDA	$24,330	$11,388	$80,959	$35,217

See footnotes on page 10.

Acadia Healthcare Company, Inc.
Reconciliation of Adjusted Income (Loss) from Continuing Operations to Income (Loss) from
Continuing Operations
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
	(in thousands, except per share amounts)

Income (loss) from continuing operations	$4,488	$(14,773)	$20,504	$(33,194)
Provision for (benefit from) income taxes	3,018	(8,698)	12,325	(5,272)
Income (loss) from continuing operations before income taxes	7,506	(23,471)	32,829	(38,466)

Adjustments to income (loss) from continuing operations:
Transaction-related expenses (b)	6,015	30,952	8,112	41,547
Sponsor management fees (c)	-	212	-	1,347
Income tax provision/benefit reflecting tax effect of adjustments to income (loss) from continuing operations (d)	(5,435)	(2,854)	(15,353)	607
Adjusted income (loss) from continuing operations	$8,086	$4,839	$25,588	$5,035

Weighted-average shares outstanding - diluted	43,701	22,128	38,696	18,757

Adjusted income (loss) from continuing operations per diluted share	$0.19	$0.22	$0.66	$0.27

See footnotes on page 10.

Footnotes

We have included certain financial measures in this press release, including EBITDA, Adjusted EBITDA and Adjusted income (loss) from continuing operations, which are “non-GAAP financial measures” as defined under the rules and regulations promulgated by the SEC. We define EBITDA as net income (loss) adjusted for loss (income) from discontinued operations, net interest expense, income tax provision and depreciation and amortization. We define Adjusted EBITDA as EBITDA adjusted for equity-based compensation expense, transaction-related expenses, and sponsor management fees.

EBITDA, Adjusted EBITDA and Adjusted income (loss) from continuing operations are supplemental measures of our performance and are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). EBITDA, Adjusted EBITDA and Adjusted income (loss) from continuing operations are not measures of our financial performance under GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as measures of our liquidity. Our measurements of EBITDA, Adjusted EBITDA and Adjusted income (loss) from continuing operations may not be comparable to similarly titled measures of other companies. We have included information concerning EBITDA, Adjusted EBITDA and Adjusted income (loss) from continuing operations in this press release because we believe that such information is used by certain investors as measures of a company’s historical performance. We believe these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of issuers of equity securities, many of which present EBITDA, Adjusted EBITDA and Adjusted income (loss) from continuing operations when reporting their results. Our presentation of EBITDA, Adjusted EBITDA and Adjusted income (loss) from continuing operations should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

(a) Represents the equity-based compensation expense of Acadia.

(b) Represents transaction-related expenses incurred by Acadia related primarily to the acquisitions of Youth and Family Centered Services, Inc. (“YFCS”) in April 2011, PHC, Inc. (“PHC”) in November 2011, three facilities from Haven Behavioral Healthcare Holdings, LLC (the “Haven Facilities”) in March 2012 and Timberline Knolls, LLC (“Timberline Knolls”) in August 2012, The Pavilion at HealthPark, LLC (“Park Royal”) in November 2012 and AmiCare Behavioral Centers, LLC (“AmiCare”) and Behavioral Centers of America, LLC (“BCA”) in December 2012.

(c) Represents the management fees paid by Acadia to its equity sponsor prior to the termination of the professional services agreement between Acadia and its equity sponsor on November 1, 2011.

(d) Represents the income tax provision adjusted to reflect the aggregate tax effect of the adjustments to income (loss) from continuing operations described above based on effective tax rates.

CONTACT:
Acadia Healthcare Company, Inc.
Brent Turner, 615-861-6000
President